Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

FISCAL 2024 THIRD QUARTER RESULTS

NEW YORK, N.Y., May 2, 2024 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal third quarter ended March 31, 2024.

During the fiscal 2024 third quarter, the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) continued their 2023-24 regular seasons, with operating results reflecting increases in average per-game paid attendance, average ticket prices and ancillary per-capita spending, as well as strong demand for premium hospitality offerings. This translated into growth in average per-game revenues across tickets and suites, as well as food, beverage and merchandise. Local and national media rights fees were also higher, reflecting contractual rate increases. In addition, fiscal 2024 third quarter results reflect the positive impact of five additional Knicks home games played at The Garden, as compared to the prior year period.

Subsequent to the end of the fiscal 2024 third quarter, both teams concluded their regular seasons and are currently competing in the NBA and NHL playoffs. In addition, the Company launched its 2024-25 Knicks and Rangers season ticket renewal initiative, which has seen strong demand to date.

In the fiscal 2024 third quarter, the Company generated revenues of $430.0 million, an increase of $47.2 million, or 12%, as compared to the prior year period. In addition, the Company reported operating income of $79.7 million, a decrease of $2.0 million, or 2%, and adjusted operating income of $88.7 million, an increase of $2.5 million, or 3%, both as compared to the prior year period.(1)

Madison Square Garden Sports Corp. Executive Chairman James L. Dolan said, “Our third quarter results reflect solid operating performance across our business, driven by ongoing enthusiasm for the Knicks and Rangers, as both teams concluded successful regular seasons and qualified for the playoffs. As we look ahead, we remain confident that we are well positioned to generate long-term value for our shareholders.”

Results from Operations

Results for the three and nine months ended March 31, 2024 and 2023 were as follows:

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
$ millions	2024	2023	$	%	2024	2023	$	%
Revenues	$430.0	$382.7	$47.2	12%	$799.9	$760.5	$39.4	5%
Operating income	$79.7	$81.8	$(2.0)	(2)%	$93.7	$97.4	$(3.6)	(4)%
Adjusted operating income(1)	$88.7	$86.2	$2.5	3%	$115.7	$122.8	$(7.1)	(6)%

Note: Does not foot due to rounding

1.

See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures. During the fourth quarter of fiscal 2023, the Company amended this definition so that the impact of the non-cash portion of operating lease costs (which was $13.0 million and $22.4 million for the three and nine months ended March 31, 2024, respectively, and $11.9 million and $24.7 million for the three and nine months ended March 31, 2023, respectively) related to the Company’s arena license agreements with Madison Square Garden Entertainment Corp. (“MSG Entertainment”) is no longer excluded in all periods presented.

Summary of Reported Results from Operations

For the fiscal 2024 third quarter, revenues of $430.0 million increased $47.2 million, or 12%, as compared to the prior year period. This increase was primarily due to higher ticket-related revenues, suite revenues, food, beverage and merchandise sales, local media rights fees and revenues from league distributions. The Knicks played five more regular season home games at The Garden in the current year period as compared to the prior year period.

Ticket-related revenues increased $29.9 million, as compared to the prior year period, primarily due to the Knicks playing additional games at The Garden during the fiscal 2024 third quarter, and higher average Knicks and Rangers per-game revenue.

Suite revenues increased $10.9 million, as compared to the prior year period, primarily due to the Knicks playing additional games at The Garden during the fiscal 2024 third quarter, and higher net sales of suite products, including revenue related to new premium hospitality offerings which were made available at the start of the 2023-24 seasons.

Food, beverage, and merchandise sales increased $4.3 million, as compared to the prior year period, primarily due to higher average per-game revenue, the Knicks playing additional games at The Garden during the fiscal 2024 third quarter and higher online sales of merchandise.

Local media rights fees increased $1.3 million as compared to the prior year period, primarily due to contractual rate increases, partially offset by a reduction in rights fees due to a decrease in the number of games exclusively available to MSG Networks during the current year. In addition, revenues from league distributions increased $0.6 million as compared to the prior year period, primarily due to higher national media rights fees, partially offset by lower other league distributions and the absence of league distributions related to Counter Logic Gaming (“CLG”) in the current year period following the Company’s sale of its controlling interest in CLG in April 2023.

Direct operating expenses of $273.0 million increased $34.0 million, or 14%, as compared to the prior year period, primarily reflecting higher team personnel compensation of $11.8 million and higher net provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax of $8.4 million, as well as an increase in other team operating expenses of $5.1 million. In addition, operating lease costs under the arena license agreements with MSG Entertainment increased $4.4 million, expenses associated with merchandise sales were higher by $2.2 million, and net provisions for certain team personnel transactions increased $2.1 million, all as compared to the prior year period.

Selling, general and administrative expenses of $76.4 million increased $15.3 million, or 25%, as compared to the prior year period. This increase mainly reflects higher employee compensation and related benefits of $12.2 million, primarily due to executive management transition costs recognized in the current year period, as well as higher other general and administrative expenses.

Operating income of $79.7 million decreased $2.0 million, or 2%, as compared to the prior year period, primarily due to the increase in direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses, partially offset by higher revenues. Adjusted operating income of $88.7 million increased $2.5 million, or 3%, as compared to the prior year period, primarily due to the increase in revenues, partially offset by higher direct operating expenses and, to a lesser extent, an increase in selling, general and administrative expenses.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

During the fourth quarter of fiscal 2023, the Company amended its definition of adjusted operating income (loss) so that the impact of the non-cash portion of operating lease costs related to the Company’s arena license agreements with MSG Entertainment is no longer excluded in the calculation of adjusted operating income (loss) in all periods presented.

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Ari Danes, CFA Investor Relations and Financial Communications (212) 465-6072	Justin Blaber Financial Communications (212) 465-6109

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenues	$429,954	$382,744	$799,898	$760,527
Direct operating expenses	273,026	239,051	508,771	468,434
Selling, general and administrative expenses	76,398	61,102	195,020	192,019
Depreciation and amortization	788	840	2,372	2,703

Operating income	79,742	81,751	93,735	97,371
Other income (expense):
Interest income	477	704	1,549	1,627
Interest expense	(6,921)	(7,004)	(21,269)	(16,395)
Miscellaneous (expense) income, net	(1,403)	19,324	(11,077)	19,543

Income before income taxes	71,895	94,775	62,938	102,146
Income tax expense	(34,018)	(42,962)	(29,658)	(47,024)

Net income	37,877	51,813	33,280	55,122
Less: Net loss attributable to nonredeemable noncontrolling interests	—	(566)	—	(1,928)

Net income attributable to Madison Square Garden Sports Corp.’s stockholders	$37,877	$52,379	$33,280	$57,050

Basic earnings per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.58	$2.19	$1.39	$2.28
Diluted earnings per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.57	$2.18	$1.38	$2.27
Basic weighted-average number of common shares outstanding	24,028	23,971	24,005	24,133
Diluted weighted-average number of common shares outstanding	24,100	24,062	24,076	24,225

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

(In thousands)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.

•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•

Remeasurement of deferred compensation plan liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company’s executive deferred compensation plan.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Operating income	$79,742	$81,751	$93,735	$97,371
Depreciation and amortization	788	840	2,372	2,703
Share-based compensation	7,350	3,220	18,069	22,059
Remeasurement of deferred compensation plan liabilities	821	368	1,556	714

Adjusted operating income(1)	$88,701	$86,179	$115,732	$122,847

(1)

During the fourth quarter of fiscal 2023, the Company amended its definition of adjusted operating income (loss) so that the impact of the non-cash portion of operating lease costs related to the Company’s arena license agreements with MSG Entertainment is no longer excluded. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease costs is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Adjusted operating income includes operating lease costs of (i) $22,372 and $38,610 of expense paid in cash for the three and nine months ended March 31, 2024, respectively, and $19,013 and $39,234 of expense paid in cash for the three and nine months ended March 31, 2023, respectively, and (ii) a non-cash expense of $12,998 and $22,433 for the three and nine months ended March 31, 2024, respectively, and $11,949 and $24,657 for the three and nine months ended March 31, 2023, respectively.

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2024	June 30, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$40,033	$40,398
Restricted cash	4,751	61
Accounts receivable, net of allowance for doubtful accounts of $0 as of March 31, 2024 and June 30, 2023	76,843	40,139
Net related party receivables	23,190	15,969
Prepaid expenses	31,800	24,768
Other current assets	74,028	27,898

Total current assets	250,645	149,233
Property and equipment, net of accumulated depreciation and amortization of $51,490 and $49,117 as of March 31, 2024 and June 30, 2023, respectively	29,062	30,501
Right-of-use lease assets	697,464	715,283
Indefinite-lived intangible assets	103,644	103,644
Goodwill	226,523	226,523
Investments	61,443	67,374
Other assets	19,690	22,459

Total assets	$1,388,471	$1,315,017

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	March 31, 2024	June 30, 2023
	(Unaudited)
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$5,906	$9,093
Net related party payables	5,107	5,842
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	151,731	144,310
League-related accruals	117,472	106,926
Other accrued liabilities	49,075	17,561
Operating lease liabilities, current	50,376	49,745
Deferred revenue	116,888	157,051

Total current liabilities	526,555	520,528
Long-term debt	330,000	295,000
Operating lease liabilities, noncurrent	756,871	746,437
Defined benefit obligations	4,333	4,526
Other employee related costs	48,569	49,070
Deferred tax liabilities, net	14,894	24,024
Deferred revenue, noncurrent	1,204	12,666

Total liabilities	1,682,426	1,652,251

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common Stock, par value $0.01, 120,000 shares authorized; 19,416 and 19,364 shares outstanding as of March 31, 2024 and June 30, 2023, respectively	204	204
Class B Common Stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2024 and June 30, 2023	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2024 and June 30, 2023	—	—
Additional paid-in capital	18,004	16,846
Treasury stock, at cost, 1,031 and 1,084 shares as of March 31, 2024 and June 30, 2023, respectively	(170,583)	(179,410)
Accumulated deficit	(140,635)	(173,910)
Accumulated other comprehensive loss	(990)	(1,009)

Total equity	(293,955)	(337,234)

Total liabilities and equity	$1,388,471	$1,315,017

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(16,220)	$114,801
Net cash used in investing activities	(5,689)	(10,366)
Net cash provided by (used in) financing activities	26,234	(129,618)

Net increase (decrease) in cash, cash equivalents and restricted cash	4,325	(25,183)

Cash, cash equivalents and restricted cash at beginning of period	40,459	91,018

Cash, cash equivalents and restricted cash at end of period	$44,784	$65,835